File No. 70-10152

As filed with the Securities and Exchange Commission on December 1, 2003

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE
AMENDMENT NO. 2 TO
FORM U-1
APPLICATION-DECLARATION
UNDER
THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935

Xcel Energy Inc.

800 Nicollet Mall
Minneapolis, Minnesota 55402

NRG Energy, Inc.

901 Marquette Avenue
Suite 2300
Minneapolis, MN 55402-3265

NRG Power Marketing, Inc.

c/o NRG Energy, Inc.
901 Marquette Avenue
Suite 2300
Minneapolis, MN 55402-3265

(Name of company filing this statement and address of principal executive offices)

Xcel Energy Inc.

800 Nicollet Mall
Minneapolis, Minnesota 55402

(Name of top registered holding company parent)

ITEM6. Exhibits and Financial Statements
SIGNATURE
EX-B-10 Confirmation Order

The Commission is requested to send copies of all notices, orders and communications in connection with this Application-Declaration to:

Gary R. Johnson Vice President and General Counsel Xcel Energy 800 Nicollet Mall Minneapolis, Minnesota 55402 Phone: 612-215-4505 Fax: 612-215-4501	Scott J. Davido NRG Energy, Inc. 901 Marquette Avenue Suite 2300 Minneapolis, MN 55402-3265 Phone: 612-373-5300 Fax: 612-373-5392

Peter D. Clarke Debra J. Schnebel Jones Day 77 West Wacker, Suite 3500 Chicago, Illinois 60601-1692 Phone: 312-782-3939 Fax: 312-782-7575	Mitchell F. Hertz Kirkland & Ellis 655 Fifteenth Street, N.W. Suite 1200 Washington, D.C. 20005 Phone: 202-879-5000 Fax: 202-879-5200

          This Post-Effective Amendment No. 2 to the Application-Declaration on Form U-1, amends the Application-Declaration on Form U-1 in File No. 70-10152, originally filed with the Securities and Exchange Commission on July 28, 2003, as amended on September 30, 2003 and on November 17, 2003, by filing the confirmation order issued by the Bankruptcy Court on November 24, 2003 as new Exhibit B-10:

ITEM 6	Exhibits and Financial Statements

A.	Exhibits

Exhibit No.	Description of Document

B-10	Confirmation Order

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SIGNATURE

          Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the Applicant has duly caused this Application to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 1, 2003

Xcel Energy Inc.		NRG Energy, Inc.

By:	/s/ Gary R. Johnson	By:	/s/ Scott J. Davido

	Gary R. Johnson		Scott J. Davido
Vice President and General Counsel		Senior Vice President and General Counsel

NRG Power Marketing, Inc.

		By:	/s/ Scott J. Davido

Scott J. Davido
Vice President and Secretary

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